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                       [KPMG PEAT MARWICK LETTERHEAD]

                                                           EXHIBIT 23.1




                   CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Windy Hill Pet Food Company, Inc.

We consent to the use of our reports (dated June 6, 1997 with respect to Windy Hill Pet Food Company, Inc. and June 6, 1997 with respect to the Pet Food Division (a division of Hubbard Milling Company)) included herein and to the reference to our firm under the heading "Experts" in the registration statement.

                                 /s/ KPMG Peat Marwick LLP

San Francisco, California
September 9, 1997